SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              OLD NATIONAL BANCORP
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Indiana                                      35-1539838
  -------------------------------                     -------------------
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)

        420 Main Street, Evansville, Indiana               47708
      ----------------------------------------          ----------
      (Address of Principal Executive Offices)          (Zip Code)

                 Old National Bancorp 1999 Equity Incentive Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                            Jeffrey L. Knight, Esq.,
                    Corporate Secretary and General Counsel,
                              Old National Bancorp
                                420 Main Street,
                           Evansville, Indiana 47708
          ------------------------------------------------------------
                     (Name and address of agent for service)

                                 (812) 464-1363
          ------------------------------------------------------------
          (Telephone number, including area code, of agent of service)

                                    Copy to:

                                Timothy M. Harden
                              Michael J. Messaglia
                                Krieg DeVault LLP
                         One Indiana Square, Suite 2800
                           Indianapolis, Indiana 46204
                                 (317) 636-4341


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
Title of securities       Amount to be       Proposed maximum offering         Proposed maximum             Amount of
 to be registered       registered (1)(2)       price per share (2)      aggregate offering price (2)    registration fee
-------------------------------------------------------------------------------------------------------------------------
  Common Stock,             2,000,000                 $25.800                    $51,600,000                 $12,900
  no par value
-------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the adjustment provisions of the Old National Bancorp 1999 Equity Incentive Plan.

(2) With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average high and low sale prices for the Company's Common Stock on July 18, 2001, as quoted on the Nasdaq National Market ($25.800 per share).

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to
Part I of Form S-8.


Item 2. Registrant Information and Employee Plan Annual Information.

     The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to
Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by Old National Bancorp (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and made a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     (b)  All reports filed by the Registrant with the Commission pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

     (c) The description of Registrant's common stock contained in its Current Report on Form 8-K, dated January 6, 1983 (incorporated by reference thereto), and the description of Registrant's Preferred Stock Purchase Rights contained in Registrant's Form 8-A, dated March 1, 1990, as amended on March 1, 2000, including the Rights Agreement, dated March 1, 1990, as amended on March 1, 2000, between the Registrant and Old National Bank in Evansville, as Trustee (incorporated by reference thereto).

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered pursuant to this Registration Statement have been sold or which registers all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be made a part hereof from the date of the filing of such documents.


Item 4. Description of Securities.

Not applicable.


Item 5. Interests of Named Experts and Counsel.

Not applicable.


Item 6. Indemnification of Directors and Officers.

     The Registrant's Articles of Incorporation, as amended, and By-Laws, as amended, provide that the Registrant will indemnify any person who is or was a director, officer or employee of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer or employee of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer or employee will be indemnified only if the Board of Directors of the Registrant or independent legal counsel finds that he has met the standards of conduct set forth above.

     The Indiana Business Corporation Law provides in regard to indemnification of directors and officers as follows:

          23-1-37-8 Indemnification of director against liability

          Sec. 8.(a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if;

               (1) the individual's conduct was in good faith; and

               (2) the individual reasonably believed;

                    (A) in the case of conduct in the individual's official
               capacity with the corporation, that the individual's conduct was in its best interest; and

                    (B) in all other cases, that the individual's conduct was at least not opposed to its best interests; and

               (3) in the case of any criminal proceeding, the individual either;

                    (A) had reasonable cause to believe the individual's conduct was lawful; or

                    (B) had no reasonable cause to believe the individual's
               conduct was unlawful.

     (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     23-1-37-9 Mandatory indemnification of director against expense

     Sec. 9. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     23-1-37-13 Officers, employees or agents; indemnification and advance of expense

     Sec. 13. Unless a corporation's articles of incorporation provide otherwise:

          (1) an officer of the corporation, whether or not a director, is entitled to mandatory indemnification under section 9 of this chapter, and is entitled to apply for court-ordered indemnification under section 11 of this chapter, in each case to the same extent as a director;

          (2) the corporation may indemnify and advance expenses under this chapter to an officer, employee, or agent of the corporation, whether or not a director, to the same extent as to a director; and

          (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     23-1-37-15 Indemnification rights under articles of incorporation, by-laws or resolutions

     Sec. 15. (a) The indemnification and advance for expenses provided for or authorized by this chapter does not exclude any other rights to indemnification and advance for expenses that a person may have under:

          (1) a corporation's articles of incorporation or bylaws;

          (2) a resolution of the board of directors or of the shareholders; or

          (3) any other authorization, whenever adopted, after notice, by a majority vote of all the voting shares then issued and outstanding.

     (b) If the articles of incorporation, by-laws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles, by-laws, resolutions of the board of directors or of the shareholders, or other duly adopted authorization of indemnification or advance for expenses.

     (c) This chapter does not limit a corporation's power to pay or reimburse expenses incurred by a director, officer, employee, or agent in connection with the person's appearance as a witness in a proceeding at a time when the person has not been made a named defendant or respondent to the proceeding.


Item 7. Exemption from Registration Claimed.

Not applicable.


Item 8. Exhibits.

     The following exhibits are being filed as part of this Registration
Statement:

Exhibit Number                                       Document
--------------                                       --------

  4.1 Amended and Restated Articles of Incorporation of the Registrant, filed as Exhibit 3(i) to the Registrant's Registration Statement on Form S-4 (Registration No. 333-09967), filed on August 12, 1996, and incorporated herein by reference.

  4.2 By-Laws of the Registrant, filed as Exhibit 3(ii) to the Registrant's Quarterly Report for the quarter ended September 30, 1999 on Form 10-Q, and incorporated herein by reference.

  4.3     Old National Bancorp 1999 Equity Incentive Plan.

  5.1     Legal Opinion of Krieg DeVault LLP.

  23.1 Consent of Krieg DeVault LLP (included in opinion filed as Exhibit 5.1 to this Registration Statement).

  23.2    Consent of PricewaterhouseCoopers LLP.

  23.3    Consent of Arthur Andersen LLP.

  23.4    Consent of BKD, LLP.

  23.5    Consent of Heathcott & Mullaly, P.C.

  24.1    Power of Attorney (included on the signature page hereto).


Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                                      * * *

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on July 19, 2001.


                                         OLD NATIONAL BANCORP


                                         By: /s/ JAMES A. RISINGER
                                             --------------------------------
                                             James A. Risinger,
                                             Chairman of the Board, President
                                             and Chief Executive Officer


                                POWER OF ATTORNEY

     Each of the undersigned hereby appoints Jeffrey L. Knight, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below as of July 19, 2001.


Name                                    Title
/s/ JAMES A. RISINGER
----------------------------------      Chairman of the Board, Director,
James A. Risinger                       President and Chief Executive Officer
                                        (Principal Executive Officer)

/s/ JOHN S. POEKLER
----------------------------------      Executive Vice President and Chief
John S. Poekler                         Financial Officer (Principal Financial
                                        Officer and Principal Accounting
                                        Officer)

DAVID L. BARNING*
----------------------------------      Director
David L. Barning

RICHARD J. BOND*
----------------------------------      Director
Richard J. Bond

ALAN W. BRAUN*
----------------------------------      Director
Alan W. Braun

WAYNE A. DAVIDSON*
----------------------------------      Director
Wayne A. Davidson

LARRY E. DUNIGAN*
----------------------------------      Director
Larry E. Dunigan

DAVID E. ECKERLE*
----------------------------------      Director
David E. Eckerle

ANDREW E. GOEBEL*
----------------------------------      Director
Andrew E. Goebel

PHELPS L. LAMBERT*
----------------------------------      Director
Phelps L. Lambert

RONALD B. LANKFORD*
----------------------------------      Director
Ronald B. Lankford

LUCIEN H. MEIS*
----------------------------------      Director
Lucien H. Meis

LOUIS L. MERVIS*
----------------------------------      Director
Louis L. Mervis

JOHN N. ROYSE*
----------------------------------      Director
John N. Royse

MARJORIE Z. SOYUGENC*
----------------------------------      Director
Marjorie Z. Soyugenc

KELLY N. STANLEY*
----------------------------------      Director
Kelly N. Stanley

CHARLES D. STORMS*
----------------------------------      Director
Charles D. Storms

*By: /s/ JEFFREY L. KNIGHT
     -----------------------------
     Jeffrey L. Knight
     Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit Number                     Document
--------------                     --------

     4.1 Amended and Restated Articles of Incorporation of the Registrant, filed as Exhibit 3(i) to the Registrant's Registration Statement on Form S-4 (Registration No. 333-09967), filed on August 12, 1996, and incorporated herein by reference.

     4.2 By-Laws of the Registrant, filed as Exhibit 3(ii) to the Registrant's Quarterly Report for the quarter ended September 30, 1999 on Form 10-Q, and incorporated herein by reference.

     4.3            Old National Bancorp 1999 Equity Incentive Plan.

     5.1            Legal Opinion of Krieg DeVault LLP.

     23.1 Consent of Krieg DeVault LLP (included in opinion filed as Exhibit 5.1 to this Registration Statement).

     23.2           Consent of PricewaterhouseCoopers LLP.

     23.3           Consent of Arthur Andersen LLP.

     23.4           Consent of BKD, LLP.

     23.5           Consent of Heathcott & Mullaly, P.C.

     24.1           Power of Attorney (included on the signature page hereto).